Exhibit 10.1

THIS NOTE AND THE EXERCISE OF RELATED WARRANT(S) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF RELATED WARRANT(S) MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BRANDPARTNERS GROUP INC. THAT SUCH REGISTRATION IS NOT REQUIRED.



                $1 MILLION UNSECURED SUBORDINATED PROMISSORY NOTE

FOR VALUE RECEIVED, BrandPartners Group, Inc., a Delaware corporation (hereinafter called "Borrower"), hereby promises to pay to Longview Fund LP, 1325 Howard Avenue #422, Burlingame CA 94010, attn: S. Michael Rudolph [facsimile 650-343-2506] (the "Holder") or order, the sum of Five Hundred Thousand Dollars ($500,000.00), with interest accruing at the annual rate of 12%, on October 4, 2004 (the "Initial Maturity Date") and the sum of Five Hundred Thousand Dollars ($500,000.00) with interest accruing at the annual rate of 12%, on or before January 3, 2005 (the "Final Maturity Date"). The following terms shall apply to this Unsecured Promissory Note (the "Note"):



                                    ARTICLE I

                               GENERAL PROVISIONS

         1.1 PAYMENT GRACE PERIOD. The Borrower shall have a ten (10) day grace period to pay the principal and interest due under this Note. In the event of a default in payment, Purchaser agrees to pay a default interest rate of fifteen percent (15%) per annum to the amount due hereunder.

         1.2 PAYMENT TERMS. Fifty percent (50%) of the Note principal (Five Hundred Thousand Dollars [$500,000.00]) and accrued interest shall be payable on the Initial Maturity Date and the balance of the principal (Five Hundred Thousand Dollars [$500,000.00]) and accrued interest under the Note ("Remaining Balance") payable at the Borrower's option on the Initial Maturity Date or any time thereafter until and including the Final Maturity Date with interest accruing on the unpaid principal until such time as same is repaid by the Borrower.

         1.3 CONSIDERATION FOR NOTE. In addition to interest accruing on unpaid principal at twelve percent (12%) per annum, Borrower grants Holder simultaneously with the issuance of this note a three (3) year Common Stock Purchase Warrant to purchase up to 500,000 shares of its Common Stock (the "Warrant") (each such share of Common Stock a "Warrant Share", $0.01 par value and all such shares, the "Warrant Shares". The exercise price of each Warrant Shares will be the closing price of the Borrower's Common Stock as of the date of issuance of the Note. In the event Borrower does not pay the Remaining Balance on the Initial Maturity Date, Borrower on the Initial Maturity Date will issue to Holder an additional three (3) year Common Stock Purchase Warrant to purchase 250,000 Warrant Shares (the "Additional Warrant"). The terms of the Additional Warrant will be nearly identical to the terms of the Warrant except that the exercise price of the Warrant Shares underlying the Additional Warrant will be the lesser of the exercise price of the Warrant or the closing price of the Borrower's Common Stock as of the Initial Maturity Date. The Holder of the Warrants and Additional Warrants has been granted certain registration rights set forth in a Registration Rights Agreement of even date herewith.


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         1.4 INTEREST RATE. Interest payable on this Note shall accrue at the annual rate of twelve percent (12%) per annum and is payable on the Initial Maturity Date and thereafter on any remaining outstanding principal.

                                   ARTICLE II

                                EVENT OF DEFAULT

The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

         2.1 FAILURE TO PAY PRINCIPAL OR INTEREST. The Borrower fails to pay any installment of principal, interest when due and such failure continues for a period of ten (10) days after the due date as stated in Section 1.2 hereof.

         2.2 BREACH OF COVENANT. The Borrower breaches any material covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of ten (10) days after written notice to the Borrower from the Holder.

         2.3 BREACH OF REPRESENTATIONS AND WARRANTIES. Any material representation or warranty of the Borrower made herein, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made.

         2.4 RECEIVER OR TRUSTEE. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

         2.5 JUDGMENTS. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

         2.6 BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within 45 days of initiation.

         2.7 FAILURE TO DELIVER COMMON STOCK OR REPLACEMENT NOTE. Borrower's failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note, or if required a replacement Note.

         2.8 CROSS DEFAULT. A default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement to which the Borrower and Holder are parties, or the occurrence of a material event of default under any such other agreement, in each case, which is not cured after any required notice and/or cure period



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                                   ARTICLE III

                                  MISCELLANEOUS

         3.1 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         3.2 NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to: BrandPartners Group, Inc., 10 Main Street, Rochester, NH 03939, telecopier number: (603-335-1397, with a copy by telecopier only to: Baratta & Goldstein 597 Fifth Avenue, New York, NY 10017, Attn: Joseph A. Baratta, Esq., telecopier number: (212) 750-8297, and (ii) if to the Holder, to the name, address and telecopy number set forth on the front page of this Note, with a copy by telecopier only to Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575.

         3.3 AMENDMENT PROVISION. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

         3.4 ASSIGNABILITY. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

         3.5 COST OF COLLECTION. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

         3.6 GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

         3.7 MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.


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         3.8 REDEMPTION.  This Note may not be redeemed or paid before
             ----------
the Initial Maturity Date without the consent of the Holder.

         3.9 SUBORDINATION.  This Note is subordinate to the Borrower's
             -------------
outstanding secured obligations inclusive of Bank of America Business Capital.

         IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer on this 6th day of July, 2004.



                                               BrandPartners Group, Inc.


                                               By:
                                                 -------------------------
                                                  Name: James F. Brooks
                                                  Title: CEO

WITNESS:

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